Exhibit 99.1

News Release
Weatherford Sells Universal Compression Shares
HOUSTON, Dec. 8, 2005 — Weatherford International Ltd. (NYSE:WFT) announced that it has sold 6.75 million shares of Universal Compression Holdings, Inc.’s common stock for a net price of $41.00 per share or total net proceeds of $276,750,000. Following the sale, Weatherford no longer holds any ownership interest in Universal Compression Holdings, Inc. These shares were sold in an underwritten offering with J.P. Morgan Securities Inc. acting as underwriter.
A written prospectus relating to the offering may be obtained from J.P. Morgan Securities Inc. Chase Distribution & Support Service, 1 Chase Manhattan Plaza, Floor 5B, New York, NY 10181 (copies may also be obtained via email to AddressingServices@jpmchase.com).
Weatherford is one of the largest global providers of innovative mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry. Weatherford operates in over 108 countries and employs more than 24,500 people worldwide.
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Contact:	Lisa W. Rodriguez Chief Financial Officer	713-693-4746

	Andrew P. Becnel	713-693-4136
Vice President — Finance